Exhibit 99.1

Tyson to Consolidate Beef Plants to Boost Efficiency

Strategy Involves Closing Boise Plant; Eliminating Pasco Shift

Springdale, Arkansas – August 17, 2006 – Tyson Foods, Inc. (NYSE: TSN) is consolidating its beef plants in the Pacific Northwest as part of a comprehensive plan to operate its fresh meats business more efficiently, the company announced today.

Effective October 16, 2006, Tyson Fresh Meats, Inc., a subsidiary of Tyson Foods, will permanently close its beef slaughter plant in Boise, Idaho, and scale back processing operations at its Pasco, Washington, complex. The Pasco plant has historically operated one shift of beef slaughter and two shifts of beef processing. After October 16, 2006, Pasco will continue to operate one slaughter shift; however, because the plant will no longer be receiving beef carcasses from Boise, it will operate only one processing shift instead of two.

“This consolidation is part of a much broader strategy designed to return Tyson Foods to profitability, while positioning our business for long-term success by ensuring our operations are cost-effective,” said Richard L. Bond, president and CEO of Tyson Foods. “In addition to cost savings, we also remain focused on creating product demand, improving product mix and achieving maximum price for the high quality foods we produce.”

The changes involving Boise and Pasco are also part of an initiative aimed at improving the performance of Tyson’s beef and pork business. As a result of this initiative, Tyson consolidated beef plants in northeast Nebraska earlier this year, continues to improve production line and staffing efficiency at other plants and has been simplifying and streamlining its beef and pork product mix.

“The Boise plant has performed reasonably well for many years, however, market and economic conditions have changed,” said Jim Lochner, Tyson senior group vice president. “There’s more beef slaughter capacity than available cattle, while the cost of transporting beef carcasses from Boise to Pasco for processing has increased significantly.

The closing of the Boise plant means the elimination of beef slaughter capacity of 1,600 cattle per day or approximately 470,000 cattle a year. It also results in the elimination of all 270 jobs at Boise and approximately 500 positions at Pasco. This will reduce the total workforce at Pasco to about 1,200 Team Members.

“While it’s always difficult to eliminate operations and jobs, we believe it makes economic sense to take these steps,” Lochner said. “These steps are expected to result in a more efficient use of Pasco’s production capacity because more cattle should be available for slaughter at the facility.” Tyson will continue to buy cattle in the Boise region for slaughter at Pasco. Company officials expect the closing of the Boise plant to increase Pasco’s beef slaughter capacity utilization by four to five percent.

Affected Boise and Pasco Team Members will be encouraged to apply for openings at other Tyson locations. The company will offer cash relocation incentives to workers willing to move to select Tyson plants in the Midwest. In addition, the company will work cooperatively with state workforce development officials who will provide employment assistance.

Much of the production equipment and cooling components will be removed from the Boise plant for use at other Tyson facilities. Company officials expect to explore the sale of the property, which includes approximately 1,500 acres, for possible use by real estate developers. Due to the estimated fair market value of the Boise property the company does not anticipate incurring any charges as a result of the Boise closure.

The Boise plant has been part of Tyson Foods since September 2001, when the company acquired IBP, inc. IBP had owned the plant since 1976.

In addition to Pasco, Tyson operates domestic beef plants in Denison, Iowa; Joslin, Illinois; Emporia and Finney County, Kansas; Dakota City and Lexington, Nebraska; and Amarillo, Texas. The company also owns Lakeside Packers, a beef complex in Brooks, Alberta.

Tyson Foods, Inc. [NYSE: TSN], founded in 1935 with headquarters in Springdale, Arkansas, is the world’s largest processor and marketer of chicken, beef, and pork, the second-largest food company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products, which are marketed under the “Powered by Tyson™” strategy. Tyson is the recognized market leader in the retail and foodservice markets it serves, providing products and service to customers throughout the United States and more than 80 countries. The company has approximately 110,000 Team Members employed at more than 300 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected efficiencies, capacity utilization and position elimination. These forward-looking statements are subject to a number of factors and uncertainties which could cause the company's actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. The company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, or feed grains, and energy; (ii) the company’s ability to realize anticipated savings from its cost reduction initiatives; (iii) market conditions for finished products, including competition from other global and domestic food processors, the supply and pricing of alternative proteins, and the demand for alternative proteins; (iv) risks associated with effectively evaluating derivatives and hedging activities; (v) access to foreign markets together with foreign economic conditions, including currency fluctuations, and import/export restrictions and foreign politics; (vi) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)) which could have an effect on livestock owned by the company, the availability of livestock for purchase by the company, consumer perception of certain protein products or the company's ability to access certain domestic and foreign markets; (vii) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (viii) changes in the availability and relative costs of labor and contract growers, and the ability of the company to maintain good relationships with employees, labor unions, contract growers and independent producers providing livestock to the company; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets, and the company's ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers, or the loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xv) the ability of the company to make effective acquisitions and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) the effect of, or changes in, general economic conditions.

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Media Contact:	Gary Mickelson, 479-290-6111
Investor Contact:	Ruth Ann Wisener, 479-290-4235